MORGAN STANLEY BANK

May 23, 2008

Resource Capital Funding II, LLC
c/o LEAF Financial Corporation
2005 Market Street, 15th Floor
Philadelphia, PA 19103

Re:           Amended and Restated Fee Letter

Ladies and Gentlemen:

Reference is made to the Receivables Loan and Security Agreement dated as of October 31, 2006 (as such may be amended, restated and/or otherwise modified from time to time, the “RLSA”) among Resource Capital Funding II, LLC, as Borrower (the “Borrower”), LEAF Financial Corporation (“LEAF Financial”), as Servicer, Morgan Stanley Bank (“Morgan Stanley”) and the other Lenders party thereto from time to time, U.S. Bank National Association, as Custodian and the Lender’s Bank, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services). Terms defined in the RLSA are used in this amended and restated fee letter (this “Fee Letter”) as therein defined.

This Fee Letter is the fee letter referred to in Section 2.08(a) of the RLSA and sets forth the understanding of the parties hereto with respect to certain fees that are payable by the Borrower in connection with the financing provided by the Lenders pursuant to the RLSA. This Fee Letter amends and restates that certain fee letter, dated as of October 31, 2006, among the parties hereto (the “Existing Fee Letter”), and after the date hereof, all references in any Transaction Document to the Fee Letter shall be deemed references to this Fee Letter. This Fee Letter is not intended to constitute a novation of the Existing Fee Letter, and all fees that have accrued under the Existing Fee Letter up to the date hereof shall be payable as and when required in accordance with the terms thereof.

The parties hereto agree as follows:

l.           The Borrower previously has paid to Morgan Stanley four installments of an Arrangement Fee (as defined in the Existing Fee Letter) on October 15, 2006, January 15, 2007, April 15, 2007 and July 15, 2007, each in the amount of $125,000.  LEAF Financial hereby agrees to pay to Morgan Stanley on or prior to the date hereof, a one-time, up-front, fully-earned and non-refundable due diligence fee (the “Due Diligence Fee”), in the amount of $25,000.

2.           In consideration of Morgan Stanley executing this Fee Letter, the consent to the Membership Interest Purchase Agreement, dated on or about the date hereof, between LEAF Funding, Inc. and LEAF Commercial Finance Fund, LLC, and the fifth amendment to the RLSA, dated as of the date hereof, the Borrower hereby agrees to pay to Morgan Stanley an amendment fee in the amount of $500,000 (the “Amendment Fee”), which such fee shall have been earned, in its entirety, as of the date hereof.  The Amendment Fee is payable in two (2) equal installments according to the following schedule:  1st payment of $250,000 (the “First Installment”) on or prior to the date hereof; and 2nd payment of $250,000 on or prior to June 30, 2008.

3.           The Borrower hereby agrees that, in the event that the Lender increases the Borrowing Limit pursuant to Section 2.16 of the RLSA, the Borrower shall pay to the Agent, for its own account, immediately prior to the effectiveness of such increase, a fee (the “Increase Fee”) in an amount equal to 0.20% of the principal amount of such increase, which such fee shall have been earned, in its entirety, on the date of such increase.

4.           (a)           During the period commencing on the date hereof and ending on the Collection Date, the Borrower shall pay Morgan Stanley, a fee (the “Unused Fee”) in respect of each Fee Period (other than the Fee Period commencing on the date hereof and the five following Fee Periods) which shall be equal to (A) 0.10%, if the Facility Amount is equal to or less than $100,000,000, and 0.25%, if the Facility Amount is greater than $100,000,000, multiplied by (B) an amount equal to (i) the Borrowing Limit (or, if more than one Borrowing Limit was in effect during such Fee Period, the daily average Borrowing Limit) in effect during such Fee Period minus (ii) the daily average Facility Amount during such Fee Period, as determined by the Lender, multiplied by (C) a fraction, the numerator of which shall be the actual number of days in such Fee Period and the denominator of which shall be 360 days.

(b)           The Unused Fee shall be payable by the Borrower in arrears on each Remittance Date commencing on the seventh (7th) Remittance Date after the Closing Date with respect to the Fee Period immediately preceding such Remittance Date, and on the Collection Date.  The Unused Fee shall not be payable with respect to any Fee Period during interest in respect of the Loans Outstanding is computed by reference to the Default Funding Rate.

5.           If the Borrower exercises its right to prepay, in whole or in part, the outstanding principal amount of the Loans in accordance with Section 2.15 of the RLSA, the Borrower shall pay Morgan Stanley a fee (the “Prepayment Premium”) in an amount equal to 0.50% multiplied by the principal amount of the Loans then being prepaid.  Notwithstanding the foregoing, such Prepayment Premium shall be credited against any fees paid to Morgan Stanley in connection with a securitization transaction.

6.           Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment; provided, that no day shall be included in more than one Fee Period.

7.           For all purposes under the RLSA, “Adjusted Eurodollar Rate Margin” shall mean (a) prior to June 1, 2008, (i) 0.60% per annum on the portion of the Facility Amount equal to or less than $100,000,000 and (ii) 0.75% per annum on the portion of the Facility Amount in excess of $100,000,000 (if any), and (b) on and after June 1, 2008, 1.15% per annum on the Facility Amount.

8.           Unless otherwise required by applicable law, each party hereto agrees to maintain the confidentiality of this Fee Letter in communications with third parties and otherwise; provided, that, this Fee Letter may be disclosed by each party to its respective legal counsel and auditors, any rating agency and any provider of liquidity support or credit enhancement, if they agree to hold it confidential. The terms and provisions of this Fee Letter shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereof. THIS FEE LETTER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Remainder of page intentionally left blank.]

This Fee Letter may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Fee Letter by facsimile shall be effective as delivery of a manually executed counterpart of this Fee Letter.

Very truly yours,

MORGAN STANLEY BANK, as Lender

By:           ________________________________

Name:

Title:

Agreed and accepted as of

the date first above written:

RESOURCE CAPITAL FUNDING II, LLC,
as Borrower

By:           ___________________________

Name:

Title:

LEAF FINANCIAL CORPORATION

By:           ___________________________

Name:

Title:

S-1